Exhibit 10.1

AMENDMENT NO. 2

This AMENDMENT NO. 2 (this “Amendment”) is made as of April 14, 2014, by and among Prospect Global Resources, Inc., a Nevada corporation (the “Prospect”), on the one hand, and Apollo Management VII, L.P., a Delaware limited partnership (the “Apollo Management”), and Apollo Commodities Management, L.P., a Delaware limited partnership with respect to Series I (“Apollo Commodities,” and together with Apollo Management, “Apollo”), on the other hand, with respect to the following facts:

RECITALS

WHEREAS, Prospect and Apollo entered into that certain Agreement dated as of January 10, 2014, as amended by that certain Amendment No. 1 dated as of March 12, 2014 (the “Original Agreement”), whereby Apollo agreed, among other things, to accept in full satisfaction of any amounts then outstanding under the Apollo Notes (as defined in the Original Agreement) a certain number of shares of common stock of Prospect; and

WHEREAS, Prospect and Apollo desire to amend the Original Agreement.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

AGREEMENT

1.              Defined Terms. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Original Agreement.

2.              Amendment.

a.              All references to “Fifth Extension Agreement” in the Original Agreement shall be replaced with “Sixth Extension Agreement.”

b.              The references to “April 10, 2014” in subsection (i) of the third paragraph, and the last paragraph of the Original Agreement shall be replaced with “April 23, 2014.”

3.              Miscellaneous.

a.              No Other Amendment. Except as expressly amended in this Amendment, all provisions of the Original Agreement shall remain in full force and effect, and the parties thereto and hereto shall continue to have all their rights and remedies under the Original Agreement.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Original Agreement, the provisions of this Amendment shall govern.

b.              Relation to Note.  This Amendment constitutes an integral part of the Original Agreement.  Upon the effectiveness of this Amendment, each reference in the Original Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Original Agreement, shall mean and be a reference to the Original Agreement as amended hereby.

c.               Successors and Assigns.  This Amendment shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns except as otherwise provided herein.

d.              Counterparts.  This Amendment may be executed by the parties hereto on any number of separate counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

e.               Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

Prospect Global Resources, Inc.

By:	/s/ Damon Barber
Name:	Damon Barber
Title:	President, CEO and Secretary

Apollo Management VII, L.P.

By:	AIF VII Management, LLC,
its General Partner

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

Apollo Commodities Management, L.P.,
with respect to Series I

By:	Apollo Commodities Management GP, LLC,
its General Partner

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President